INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 22 to Registration Statement No. 33-23223 of
Oppenheimer Cash Reserves on Form N-1A of our report dated August 21, 2002, appearing in the Statement of
Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the
Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado
September 23, 2002